UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2019

TESSCO Technologies Incorporated

(Exact name of the Company as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TESS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President and Chief Executive Officer Transition

On August 20, 2019, TESSCO Technologies Incorporated (the “Company”) announced that the Board of Directors appointed Sandip Mukerjee as the Company’s President and Chief Executive Officer, as successor to Murray Wright.  Mr. Mukerjee has also been appointed to serve as a director of the Company, effective as of August 20, 2019.  Mr. Wright will remain employed by the Company to assist with the transition.

Prior to joining the Company, Mr. Mukerjee, age 56, served from 2016 to 2018 as President, Global Professional & Consulting Services Business, Nokia Software. From 2010 to 2016, he held several executive positions with Alcatel-Lucent, including President of IP Platforms for the Americas Region from 2013 to 2016, President of Alcatel-Lucent’s Advanced Communications Products business from 2010 to 2013, and as a Senior Vice President from 2006 to 2010. Previously, he held a variety of leadership roles at Lucent Technologies, Bell Laboratories and Systems & Programming International, in areas of research, R&D, product management and marketing.  Mr. Mukerjee is well qualified to serve as a member of the Company’s Board of Directors based on his many years of experience in the wireless and IT industries, including senior executive positions with leading manufacturers and global IT solutions providers.

Employment Agreement with Mr.Mukerjee

In connection with Mr. Mukerjee’s appointment, he entered into an Employment Agreement with the Company (the “Mukerjee Employment Agreement”) for a term beginning on August 20, 2019 and continuing until the last day of the Company’s fiscal year ending in 2023.  Mr. Mukerjee’s initial base salary is $550,000 and is subject to annual increases as determined by the Compensation Committee of the Board of Directors.  Mr. Mukerjee is eligible for cash bonuses in accordance with the Company’s senior executive compensation plan, and his annual target bonus will not be less than $550,000 (but for fiscal year 2020, he will receive a payment of not less than 75% of the pro-rated portion of that amount, based on the partial fiscal year of employment).  Mr.Mukerjee is also entitled to participate in the Company’s Performance Stock Unit (PSU) award program, or any future equity-based compensation program established as a replacement to the PSU award program.  In addition, the Company has agreed to reimburse Mr. Mukerjee for certain costs and expenses incurred in connection with his relocation to Maryland.

Upon termination of Mr. Mukerjee’s employment during the term, the Mukerjee Employment Agreement provides for payment to him of varying amounts, which may include payments in the nature of severance, depending upon the circumstances of the termination.  Mr. Mukerjee has agreed to abide by certain non-competition covenants during the term of his employment and for a period of one year thereafter.  He has also agreed to certain non-solicitation covenants for a period of one year after termination of his employment.

The Mukerjee Employment Agreement also provides for the grant to Mr. Mukerjee at a later date of a stock option to purchase 250,000 shares of the Company’s common stock, and the annual grant of no less than 10,000 PSUs and stock options for 10,000 shares beginning for fiscal year 2021 (and for fiscal 2020, a pro-rated number of PSUs based on the partial year of employment), and a one-time grant of restricted stock units (RSUs) for 19,000 shares of common stock, all pursuant to the Company’s 2019 Stock and Incentive Plan. The PSUs will have terms substantially similar to those granted to the Company’s other executive officers for fiscal year 2020 under the Company’s 1994 Third Amended and Restated Stock and Incentive Plan and are earned based on Company and individual performance factors for fiscal 2020, and to the extent earned, vest over a period of four years.  The RSUs may be earned over a period of four years based on dividends paid by the Company over that period, and are otherwise payable and will reflect terms substantially similar to similar awards previously issued to other senior executives under the prior plan.  The approval of the grant of the 2020 fiscal year PSUs and the grant of 19,000 RSUs became effective on August 20, 2019.

Letter Agreement with Mr. Wright

In connection with the appointment of Mr. Mukerjee, Mr. Wright and the Company entered in a letter agreement (the “Letter Agreement”), which became effective on August 18, 2019 and modified the then existing Employment Agreement between the Company and Mr. Wright dated as of August 29, 2016 (the “Existing Agreement”). As provided for under the terms of the Letter Agreement, Mr. Wright resigned as President and Chief Executive Officer, and from the Board, effective August 19, 2019, prior to commencement of the employment of Mr. Mukerjee. Also pursuant and subject to the terms of the Existing Agreement as modified by the Letter Agreement, Mr. Wright remains employed by the Company until not later than March 31, 2020 (when, if not sooner, his employment will terminate without cause), and will provide support in the transition and perform other duties assigned to him from to time by the Board.  The Letter Agreement provides that Mr. Wright’s current base salary and benefits, and vesting of options and other equity awards (other than the PSUs granted to him on May 10, 2019, which he has agreed to relinquish), will continue over the period of his continued employment, and that his fiscal year 2020 cash bonus will be pro-rated based on the period for which he served as President and Chief Executive Officer.  In addition, pursuant to the Letter Agreement, and among other things, absent termination of his continued employment without Cause or by him for Good Reason (as such terms are defined or redefined in the Letter Agreement) prior to March 31, 2020, Mr. Wright has agreed to forgo any other payments in the nature of severance.  Subject to certain conditions, the stock option held by Mr. Wright will cease further vesting as of March 31, 2020 and will remain exercisable until March 31, 2022.  Mr. Wright’s non-compete, confidentiality and other obligations under the Existing Agreement will remain in effect following termination of his employment, as per the terms of the Existing Agreement.

Other Arrangements

Also in connection with the above transactions, the Board of Directors has approved the payment of a $50,000 retention bonus to each of two current Senior Vice Presidents of the Company, Charles Kriete and Elizabeth Robinson, conditioned upon each remaining employed by the Company on August 20, 2020, and with payment subject to acceleration upon termination without cause or the occurrence of upon certain other events beyond their control.

* * *

The foregoing discussion does not purport to be complete and is qualified in its entirety by the full text of the Mukerjee Employment Agreement and the Letter Agreement, which are attached hereto as Exhibits 10.1 and 10.2 hereto, respectively, and are each incorporated herein by reference.  The Existing Agreement and the general form of PSU and RSU award agreements are attached, respectively, as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 1, 2016,  Exhibit 10.5.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 4, 2016, and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 10, 2017, and are each incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

The following documents are herewith filed as an exhibit to this report:

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 19, 2019, by and between the Company and Sandip Mukerjee

10.2	Letter Agreement by and between the Company and Murray Wright, effective as of August 18, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik
Chief Financial Officer and Senior Vice President

Dated: August 20, 2019